Exhibit 99.1

McEwen to Acquire 31% Strategic Interest in Paragon Geochemical,

Leader of PhotonAssay™ Technology for the Mining Sector

TORONTO, November 3, 2025 – McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or “MUX”) is pleased to announce that it has signed agreements to acquire an approximately 31% equity interest in Britannia Mining Solutions Inc., on a fully diluted basis. Britannia operates under the name Paragon Geochemical Laboratories Inc., a provider of advanced analytical services to the mining industry (collectively referred to as “Paragon”). Paragon is recognized for its deployment of PhotonAssay™, a technology that McEwen believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the world’s leading service providers.

PhotonAssay™ is a rapid, accurate, and non-destructive method for assaying gold, silver and base metals that is transforming industry standards. It offers significant advantages over traditional fire assay techniques, including faster turnaround times, improved accuracy, and enhanced environmental safety. Paragon is deploying this technology to position itself at the forefront of analytical innovation in the mining sector.

Paragon is an ISO 17025:2017-accredited geochemical laboratory serving mining clients across North America and soon globally. The company is young with aggressive growth plans. It currently operates 3 laboratories, with 8 additional sites to be constructed in key mining regions around the world over the next two years. Paragon is also in the process of becoming publicly traded.

McEwen currently employs PhotonAssay™ in its exploration programs at the Fox Complex in Ontario, Canada, and the Gold Bar Mine Complex in Nevada, USA. The technology enables faster data-driven decisions, optimizes drilling strategies and accelerates exploration timelines.

McEwen will acquire this strategic investment by purchasing 648,002 shares of Paragon from Britannia Life Sciences Inc. and 226,286 shares from Paragon via a private placement, both at a deemed price of CDN$17.50 per Paragon share and payable in shares of McEwen, representing a total investment of CDN$15.3 million.

Upon completion of the transaction, McEwen will become Paragon’s largest shareholder. Ian Ball, Vice-Chairman of McEwen, will join Paragon’s board at the time of listing. In addition, McEwen will have the right to nominate one additional board member.

ABOUT MCEWEN

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world, the Cortez Trend in Nevada, USA, the Timmins district of Ontario, Canada and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also considering reactivating a gold and silver mine in Mexico.

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The Company has a 46.4% interest in the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines, with a commitment to achieving carbon neutrality by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

Chairman and Chief Owner Rob McEwen has invested over US$200 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value and eventually implement a dividend policy, as he did while building Goldcorp Inc.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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